UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 22, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 22, 2010, senior officers of Energy, Inc. (a holding company that owns Energy West, Incorporated) met with Michael German, Chief Executive Officer of Corning Natural Gas Corporation ("Corning"), to discuss a range of potential strategic transactions, including but not limited to the potential acquisition of Corning by Energy, Inc. Among the attendees were Richard M. Osborne, Chairman of the Board of Directors and Chief Executive Officer of Energy, Inc.; and Thomas J. Smith, a Director, Vice President and Chief Financial Officer of Energy, Inc.; Mr. Richard Osborne was a director and Chairman of the Board of Corning until March 5, 2009. He has reported direct and indirect beneficial ownership of 133,382 shares, or 13.2%, of the outstanding Corning common stock, which includes warrants to purchase 700 shares. Mr. Smith currently serves as a director of Corning.

This meeting was a reopening of discussions that had taken place late in 2008 and early in 2009. Those discussions, and certain offers from Energy West, were reviewed by a Special Committee of the Board of Directors. The Special Committee determined that the offers were not in the best interests of the shareholders of Corning at that time. See Corning's Current Report of Form 8-K for March 5, 2009, filed with the U.S. Securities and Exchange Commission on March 11, 2009.

Discussions at the February 22, 2010, meeting were preliminary. If a transaction were proposed, there is no assurance that its terms would be acceptable and no guarantee of the likelihood of its successful completion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German
President and Chief Executive Officer

Dated: February 24, 2010